FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.





AS OF JUNE 30, 1995



(Unaudited)



Pages 1 through 5
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
CINERGY CORP.
PRO FORMA STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                       Pro Forma
                                                     Actual
Adjustments         Pro Forma
                                                         (in thousands, except
per share amounts)
OPERATING EXPENSES
  Other operation                                           $921
$921
  Taxes
    Federal and state income                                (145)
(145)
    State, local and other                                    42
42
                                                             818
-                818

OPERATING INCOME                                            (818)
-               (818)

OTHER INCOME AND EXPENSES - NET
  Equity in earnings of subsidiaries                     207,951
207,951
  Income taxes                                             1,914
1,914
  Other - net                                             (1,789)
(1,789)
                                                         208,076
-            208,076

INCOME BEFORE INTEREST AND OTHER CHARGES                 207,258
-            207,258

INTEREST                                                   2,747
2,747

NET INCOME                                              $204,511
-           $204,511

AVERAGE COMMON SHARES OUTSTANDING                        152,331
22,874            175,205

EARNINGS PER COMMON SHARE                                  $1.33
$1.17

DIVIDENDS DECLARED PER COMMON SHARE                        $1.60
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
CINERGY CORP.
PRO FORMA BALANCE SHEET
AT JUNE 30, 1995

ASSETS
                                                                       Pro Forma
                                                     Actual
Adjustments         Pro Forma
                                                (dollars in thousands)
CURRENT ASSETS
  Cash and temporary cash investments                    $10,834
$600,453           $611,287
  Accounts receivable                                      9,926
9,926
                                                          20,760
600,453            621,213

OTHER ASSETS
  Investment in subsidiaries                           2,475,328
2,475,328
  Other                                                      146
146
                                                       2,475,474
-          2,475,474

                                                      $2,496,234
$600,453         $3,096,687

CAPITALIZATION AND LIABILITIES

COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 156,567,331 Actual
      and 179,441,740 Pro Forma                           $1,566
$229             $1,795
  Paid-in capital                                      1,570,873
600,224          2,171,097
  Retained earnings                                      900,094
900,094
    Total common stock equity                          2,472,533
600,453          3,072,986

    Total capitalization                               2,472,533
600,453          3,072,986

CURRENT LIABILITIES
  Notes payable                                           21,000
21,000
  Accounts payable                                         3,070
3,070
  Accrued taxes                                             (268)
(268)
  Accrued interest                                           156
156
                                                          23,958
-             23,958

OTHER LIABILITIES
  Deferred income taxes                                     (258)
(258)
  Other                                                        1
1
                                                            (257)
-               (257)

                                                      $2,496,234
$600,453         $3,096,687

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
CINERGY CORP.
PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                       Pro Forma
                                                     Actual
Adjustments         Pro Forma
                                                 (in thousands)

BALANCE JULY 31, 1994                                   $943,659
$943,659

  Net income                                             204,511
204,511
  Dividends on common stock                             (243,797)
(243,797)
  Other                                                   (4,279)
(4,279)


BALANCE JUNE 30, 1995                                   $900,094
-           $900,094
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
CINERGY CORP.

Pro Forma Journal Entries to Give Effect to the
Issuance of 22,874,409* Shares of Common Stock, $.01 par value per share





Entry No. 1

Cash and temporary cash investments
$600,453,236
  Common stock
$228,744
  Paid-in capital
600,224,492

To record the issuance of 22,874,409 shares of common stock at the June 30, 1995, close price of $26-1/4 per share.



* Consists of 10,000,000 shares of common stock authorized October 21, 1994, less 2,125,591 shares issued through June 30, 1995, plus the current request for authority to issue an additional 15,000,000 shares.
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